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                                                                    Exhibit 23.3



CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


   We consent to the designation of our company in the Prospectus portion of the Registration Statement under the heading "Experts" and to the use of our summary report dated September 19, 1997.



        /s/ Wright & Company, Inc.


Wright & Company, Inc.
September 25, 1997